Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fourth Quarter 2021
Revenue of $962.3 million, up 167.5% from Q4’20
Adjusted EBITDA loss of $790.1 million; GAAP Net Loss of $813.4 million

Full Year 2021
Revenue of $4.0 billion, up 233.7% from 2020
Medical Cost Ratio (“MCR”) of 101.3%, MCR excluding COVID of 96.0%
Adjusted EBITDA loss of $1,080.9 million; GAAP Net Loss of $1,178.4 million
Specific actions taken to improve performance in 2022

Full Year 2022 Guidance
Serving over 1 million lives as of January 1, 2022
Revenue of $6.8 - $7.1 billion, an increase of 174% year over year
Adjusted EBITDA loss of $500 - $800 million †

MINNEAPOLIS, MN (March 2, 2022) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), a diversified healthcare services company building a technology-enabled, fully-aligned, national Integrated System of Care personalized for consumers, today reported financial results for its fourth quarter and full year ended December 31, 2021.

“Bright Health Group achieved substantial growth in 2021, delivering $4 billion in Revenue, and reaching a significant scale milestone of serving over 1 million health plan lives for the start of 2022. While progressing on important foundational capabilities, this level of growth created challenges during the year which resulted in worse than expected performance,” said Mike Mikan, President and CEO of Bright Health Group. “Despite a challenging 2021, we have conviction in our strategy to continue driving alignment and integration of care delivery and financing at the local level. None of this is possible without an incredible team who deeply care about making healthcare right for consumers and we are focused on driving results off our scaled platform in 2022 and beyond.”

Key Metrics

	As of December 31,
	2021	2020
Consumer and Patient Metrics
Bright HealthCare Commercial Consumers	611,078	145,459
Bright HealthCare Medicare Advantage Consumers	116,621	61,663
NeueHealth Value-Based Patients	175,587	21,126

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31,		December 31,
	2021	2020	2021	2020
Financial Metrics
Revenue	$962,334	$359,778	$4,029,389	$1,207,320
Medical Cost Ratio(1)	134.1%	105.4%	101.3%	88.7%
Operating Cost Ratio	47.7%	41.3%	30.7%	33.9%
GAAP Net Loss (2)	$(813,375)	$(163,832)	$(1,178,365)	$(248,442)
Adjusted EBITDA (non-GAAP) (2)	$(790,149)	$(157,724)	$(1,080,906)	$(238,912)

(1)Medical Cost Ratio for the three months ended December 31, 2021, includes a 860 basis point unfavorable impact from COVID-19 related costs and a 2,640 basis point unfavorable impact reflecting the combined impact of a cumulative reduction in Premium Revenue due to an inability to capture risk adjustment on newly added lives, as well as prior period medical costs recognized in the fourth quarter. This is compared to 2020, which included a 650 basis point unfavorable impact from COVID-19 costs and a 20 basis point unfavorable impact from non-COVID prior period developments (“PPD”). Medical Cost Ratio for the twelve months ended December 31, 2021, includes a 530 basis point unfavorable impact from COVID-19 costs, and a 90 basis point unfavorable impact from non-COVID PPD. This is compared to 2020, which included a 400 basis point unfavorable impact from COVID-19 costs, a 110 basis point favorable impact from non-COVID PPD, and a 110 basis point favorable impact due to deferred utilization.

(2)GAAP Net Loss and Adjusted EBITDA (non-GAAP) include $102.8 million of premium deficiency reserve related to expected future losses in certain states in 2022.

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measure used in the table above.

Financial Outlook

For full year 2022, Bright Health Group is providing the following guidance and commentary:

•Bright Health Group’s total Revenue is expected to be $6.8 billion to $7.1 billion with an expected enterprise Medical Cost Ratio between 90% and 94%.
•On a segment basis, Bright HealthCare end-of-year membership is expected to be approximately 1,000,000, while NeueHealth Revenue is expected to be approximately $2.3 billion.
•Intercompany Revenue elimination, comprised of payments from Bright HealthCare to NeueHealth for managing patient care and for network services, is expected to be approximately $1.2 to $1.4 billion.
•Adjusted EBITDA for 2022 is expected to be a loss of between $500.0 and $800.0 million†.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K dated March 2, 2022, can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is the first technology-enabled, fully-aligned system of care built for healthcare's consumer retail market. Our differentiated approach aligns care delivery with the financing of care to drive better outcomes, lower costs, and enhance the consumer experience. We have two market-facing businesses: NeueHealth and Bright HealthCare. NeueHealth provides care delivery and value-based enablement services to over 400,000 value-based patients through our owned and affiliated clinics. Bright HealthCare offers Commercial and Medicare health plan products to over one million consumers across the nation. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Notes

† A reconciliation of the projected Adjusted EBITDA, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, share-based compensation expense; transaction costs, changes in the fair value of contingent consideration, contract termination costs; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to accurately assess, code and report IFP and MA risk adjustment factor scores for our consumers; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; and the other factors set forth under the heading “Risk Factors” in Bright Health Group’s prospectus filed pursuant to Rule 424(b)(4) on June 25, 2021, and our other filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
Kris Patrow
Kris.Patrow@padillaco.com

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,061,179	$488,371
Short-term investments	193,835	499,928
Accounts receivable, net of allowance of $4,074 and $2,602, respectively	113,474	60,522
Prepaids and other current assets	291,712	130,986
Total current assets	1,660,200	1,179,807
Other assets:
Long-term investments	675,192	175,176
Property, equipment and capitalized software, net	38,344	12,264
Goodwill	835,140	263,035
Intangible assets, net	343,860	152,211
Other non-current assets	45,603	28,309
Total other assets	1,938,139	630,995
Total assets	$3,598,339	$1,810,802
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$817,975	$249,777
Accounts payable	118,140	57,252
Unearned revenue	53,295	34,628
Risk adjustment payable	931,170	187,777
Short-term borrowings	155,000	—
Other current liabilities	207,238	35,847
Total current liabilities	2,282,818	565,281
Other liabilities	41,994	28,578
Total liabilities	2,324,812	593,859
Redeemable noncontrolling interests	128,407	39,600
Redeemable preferred stock, $0.0001 par value; 100,000,000 and 166,307,087 shares authorized in 2021 and 2020, respectively; — and 164,244,893 shares issued and outstanding in 2021 and 2020, respectively	—	1,681,015
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 and 658,993,725 shares authorized in 2021 and 2020, respectively; 628,622,872 and 137,662,698 shares issued and outstanding in 2021 and 2020, respectively	63	14
Additional paid-in capital	2,861,243	9,877
Accumulated deficit	(1,700,851)	(515,989)
Accumulated other comprehensive (loss) income	(3,335)	2,426
Treasury stock, at cost, 2,522,148 and — shares at December 31, 2021 and 2020, respectively	(12,000)	—
Total shareholders’ equity (deficit)	1,145,120	(503,672)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$3,598,339	$1,810,802

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021		2020		2021		2020
Revenue:
Premium revenue	$979,764		$353,203		$3,902,714		$1,180,338
Service revenue	11,099		5,170		42,701		18,514
Investment income	(28,529)		1,405		83,974		8,468
Total revenue	962,334		359,778		4,029,389		1,207,320
Operating expenses:					—		—
Medical costs	1,313,531		372,186		3,953,674		1,047,300
Operating costs	459,297		148,684		1,238,387		409,334
Depreciation and amortization	9,503		2,739		35,484		8,289
Total operating expenses	1,782,331		523,609		5,227,545		1,464,923
Operating loss	(819,997)		(163,831)		(1,198,156)		(257,603)
Interest expense	1,674		—		7,956		—
Other income	—	—	—	—	(1,226)	—	—
Loss before income taxes	(821,671)		(163,831)		(1,204,886)		(257,603)
Income tax (benefit) expense	(8,296)		1		(26,521)		(9,161)
Net loss	(813,375)		(163,832)		(1,178,365)		(248,442)
Net earnings attributable to noncontrolling interests	(1,143)		—		(6,497)		—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(814,518)		$(163,832)		$(1,184,862)		$(248,442)
Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders	$(1.29)		$(1.20)		$(3.02)		$(1.82)
Basic and diluted weighted-average common shares outstanding	629,485		136,968		392,243		136,193

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,184,862)	$(248,442)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,484	8,289
Share-based compensation	68,423	5,452
Deferred income taxes	(25,654)	—
Unrealized gains on equity securities	(80,231)	—
Other, net	20,254	2,667
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(32,941)	24,631
Other assets	(143,463)	(44,061)
Medical cost payable	475,461	78,591
Risk adjustment payable	742,075	100,974
Accounts payable and other liabilities	192,611	(3,962)
Unearned revenue	14,902	18,623
Net cash provided by (used in) operating activities	82,059	(57,238)
Cash flows from investing activities:
Purchases of investments	(1,017,588)	(916,823)
Proceeds from sales, paydown, and maturities of investments	926,901	463,887
Purchases of property and equipment	(30,414)	(6,474)
Business acquisitions, net of cash acquired	(431,791)	(230,332)
Net cash used in investing activities	(552,892)	(689,742)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	711,200
Proceeds from issuance of common stock	11,390	1,241
Net proceeds from short-term borrowings	155,000	—
Payments for debt issuance costs	(3,391)	—
Proceeds from IPO	887,328	—
Payments for IPO offering costs	(6,686)	—
Net cash provided by financing activities	1,043,641	712,441
Net increase (decrease) in cash and cash equivalents	572,808	(34,539)
Cash and cash equivalents – beginning of year	488,371	522,910
Cash and cash equivalents – end of year	$1,061,179	$488,371

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Bright HealthCare	Three Months Ended		Twelve Months Ended
(in thousands)	December 31,		December 31,
Statements of income (loss) and operating data:	2021	2020	2021	2020

Bright HealthCare:
Revenue:
Commercial premium revenue	$581,699	$181,518	$2,512,624	$692,433
Medicare Advantage premium revenue	367,899	169,842	1,297,273	480,112
Investment income	248	1,405	3,739	8,468
Total revenue	949,846	352,765	3,813,636	1,181,013
Operating expenses				—
Medical costs	1,178,701	372,186	3,766,897	1,047,300
Operating costs	433,322	138,785	1,140,842	376,215
Depreciation and amortization	5,544	2,263	17,068	6,394
Total operating expenses	1,617,567	513,234	4,924,807	1,429,909
Operating loss	$(667,721)	$(160,469)	$(1,111,171)	$(248,896)

Medical Cost Ratio (MCR)	124.1%	105.9%	98.9%	89.3%

NeueHealth	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31,		December 31,
Statements of income (loss) data:	2021	2020	2021	2020

NeueHealth:
Revenue:
Premium revenue	$116,418	$1,843	$338,254	$7,793
Service revenue	19,881	7,834	74,690	29,354
Investment income	(28,777)	—	80,235	—
Total revenue	107,522	9,677	493,179	37,147
Operating expenses:			—	—
Medical costs	221,142	—	432,318	—
Operating costs	34,697	12,563	129,430	43,959
Depreciation and amortization	3,959	476	18,416	1,895
Total operating expenses	259,798	13,039	580,164	45,854
Operating loss	$(152,276)	$(3,362)	$(86,985)	$(8,707)

Medical Cost Ratio (MCR)	190.0%	—%	127.8%	—%

Non-GAAP Financial Measures

We use the non-GAAP financial measure Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding Interest Expense, Income Taxes, Depreciation and Amortization, adjusted for the impact of acquisition and financing-related transaction costs, share-based compensation and changes in the fair value of contingent consideration. This non-GAAP measure has been presented in this quarterly Earnings Release as a supplemental measure of financial performance that is not required by or presented in accordance with GAAP because we believe it assists management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes this measure is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2021	2020	2021	2020
Net loss	$(813,375)	$(163,832)	$(1,178,365)	$(248,442)
Interest expense	1,674	—	7,956	—
Income tax (benefit) expense	(8,296)	1	(26,521)	(9,161)
Depreciation and amortization	9,503	2,739	35,484	8,289
Transaction costs (a)	740	1,638	6,338	4,950
Share-based compensation expense (b)	25,189	1,730	68,423	5,452
Change in fair value of contingent consideration (c)	(5,584)	—	(4,221)	—
Contract termination costs (d)	—	—	10,000	—
Adjusted EBITDA	$(790,149)	$(157,724)	$(1,080,906)	$(238,912)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.

(c)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period. There was no material activity for periods prior to the first quarter of 2021.
(d)Represents amount paid for early termination of an existing vendor contract.